UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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M&T BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 21, 2020

The following press release dated April 1, 2020 relates to the proxy statement (the “Proxy Statement”) of M&T Bank Corporation (the “Corporation”),  dated March 9, 2020, and furnished to the shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on April 21, 2020.  This  press release is being filed with the Securities and Exchange commission on or about April 1, 2020 and should be read in conjunction with the Proxy Statement.  Except as specifically revised by the information contained herein, this press release does not revise or update any of the other information set forth in the Proxy Statement.

M&T Bank Corporation To Hold Virtual Annual Meeting of Shareholders

BUFFALO, N.Y., April 1, 2020/PRNewswire/ -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today announced that due to the rapidly evolving COVID-19 pandemic, and to support the health and safety of its shareholders, employees and community, M&T’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be a virtual meeting held over the Internet instead of an in-person meeting as previously planned.

The Annual Meeting will still be held on Tuesday, April 21, 2020, at 11:00 a.m. Eastern Time, as previously scheduled.  Shareholders of record as of the close of business on February 25, 2020, the previously announced record date, are invited to attend the virtual Annual Meeting over the Internet, as described below.  Shareholders will not be able to attend the Annual Meeting in person.

Shareholders of record as of the record date may listen to and vote during the Annual Meeting by following the instructions available on the meeting website provided below.  Shareholders may submit questions in advance of the meeting by sending them via email to: ir@mtb.com.  All questions must be sent by 11:59 p.m., Eastern Time, on April 19, 2020.

Guests are also welcome to listen to the Annual Meeting via the meeting website without the option to vote during the meeting.  A link to the meeting website is also accessible on M&T’s Investor Relations website at https://ir.mtb.com/events-presentations.

Below is information on how to register and attend the virtual meeting.

Meeting Time:  11:00 a.m. Eastern Time on Tuesday, April 21, 2020

Virtual Meeting Website: www.meetingcenter.io/246364157.  A link to the meeting website is also accessible on M&T’s Investor Relations website.

Information for Registered Shareholders Who Plan to Vote at the Meeting:  Shareholders as of the close of business on February 25, 2020 can attend and vote at the Annual Meeting by logging in with their control number and password.  The password for the meeting is MTB2020.  For registered shareholders, the control number can be found on their proxy card, notice or email previously received.

Information for Beneficial Owners Who Plan to Vote at the Meeting:          Shareholders who hold their shares through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting.  To register, shareholders must submit proof of their proxy power (legal proxy) reflecting their M&T holdings, along with their name and email address, to Computershare at legalproxy@computershare.com.  Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Eastern Time, on April 16, 2020. Shareholders will receive a confirmation email with a control number from Computershare regarding their registration.  The password for the meeting is MTB2020.

Whether or not a shareholder plans to attend the Annual Meeting virtually, shareholders are encouraged to vote in advance of the Annual Meeting by following one of the methods described in the previously distributed proxy materials for the Annual Meeting, which were first made available to shareholders beginning March 9, 2020.  The proxy materials are available on M&T’s Investor Relations website at https://ir.mtb.com/financial-information/annual-reports.  The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in location and may continue to be used to vote each shareholder’s shares in connection with the Annual Meeting.

About M&T Bank

M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia. Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

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Investor Contact:
Donald J. MacLeod
(716) 842‑5138

Media Contact:
C. Michael Zabel
(716) 842-5385